EXHIBIT 99.1

Kaival Brands Reports Results for Fiscal Third Quarter 2021

The Company notes impact of FDA’s PMTA process in discussing its decline in revenues, updates guidance for fiscal 2021

GRANT, FL, September 14, 2021 (PR Newswire) – Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company,” or “we”), is the exclusive global distributor of products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), including the BIDI® Stick, a disposable electronic nicotine delivery system (“ENDS”), which is intended exclusively for adults 21 and over.

Significant Revenue Impacts of FDA PMTA Review Process

We believe that the Premarket Tobacco Application (“PMTA”) process undertaken by the U.S. Food and Drug Administration (“FDA”) has had a significant impact on the e-cigarette industry.  Prior to the September 9, 2021 court-ordered deadline for the FDA to make PMTA determinations for pending applications, we believe that many retailers and distributors were reluctant to take on new inventory. We believe these retailers were concerned with the potential for being left with inventory that after September 9, 2021 could be ruled adulterated or misbranded by the FDA and, thus, illegal to sell. Separately, we believe there were other retailers willing to purchase counterfeit or sub-optimal products from manufacturers who were selling these products at significantly reduced prices. These manufacturers were willing, we believe, to significantly reduce sales prices because they realized they would likely not receive the FDA’s PMTA authorization on September 9, 2021, and were attempting to recognize any revenues associated with what they believe will likely be unsellable product following the deadline. These tangential consequences of the PMTA process have resulted in the third quarter of fiscal 2021 being an extremely challenging quarter for us.

In addition, COVID-19 impacted Bidi Vapor’s ability to quality test because of supply chain disruptions and develop its new product the BIDI® Pouch in line with its targeted release date, which negatively impacted our ability to begin distribution of the BIDI® Pouch.

These impacts ultimately affected our financial results for the quarter ended July 31, 2021. We reported revenues of $3.4 million for the three months ended July 31, 2021, compared to $32.4 million for the three months ended July 31, 2020. We reported revenues of $59.5 million for the nine months ended July 31, 2021, compared to $54.9 million for the nine months ended July 31, 2020.

In continuation of its long-standing history of stressing corporate responsibility, Bidi Vapor, the manufacturer of the BIDI® Stick and BIDI® Pouch, a synthetic nicotine based smokeless pouch distributed by us, has encouraged a potential FDA ban on the marketing and distribution of synthetic nicotine in the U.S., taking the firm position that synthetic nicotine should be classified as an unapproved drug and, thus, subject to the applicable FDA drug regulations.

Due to its position, which Bidi Vapor has communicated to the FDA, Bidi Vapor has formally communicated to us that the planned launch of manufacturing of the BIDI® Pouch, which was initially delayed because of COVID-19, will now be further delayed as its tobacco-derived formula will be subject to the PMTA process before it can be distributed in the U.S. However, while the BIDI® Stick completes the PMTA process within the U.S., the tobacco-derived nicotine formula is approved for distribution in several global markets, including the United Kingdom and Russia, as further discussed below. As a result of this decision, and of developments relating to the PMTA process discussed below, we have lowered our internal revenue expectations related to the distribution of the BIDI® Pouch, which lowered expectations are reflected in the anticipated results for the year ending October 31, 2021.   We believe that the delay in the distribution of the BIDI® Pouch in the U.S. will lower revenues in the short term. However, we believe that in the longer term, the removal of all synthetic nicotine products in the U.S. market could prove to be a positive event for us. Based on the FDA’s PMTA decisions related to disposable ENDS products, we anticipate that Bidi Vapor’s naturally derived nicotine products will remain on the market following the completion of the FDA’s PMTA process. Conversely, we believe that many other ENDS manufacturers are utilizing synthetic nicotine as a loophole to avoid the rigorous PMTA process and that if synthetic nicotine is deemed to be an unapproved drug, the FDA will need to regulate synthetic nicotine products as unapproved drugs, or remove them from the market, in order to enforce and bolster compliance requirements.

As discussed below, we expect the impact of continued FDA scrutiny on the ENDS industry, as well as the commencement of distribution of the BIDI® Pouch, initially outside of the U.S., to have a positive impact on us in the longer term, but the dynamics that affected the third quarter, as well the delay in launching the BIDI® Pouch in the U.S., will cause our revenues for the full year ending October 31, 2021 to be below previously issued guidance. The Company now expects revenues for the year to be approximately $68 million,  as compared to previous guidance of $400 million.

Management Commentary:

“While our third quarter revenue results did not meet our expectations, we remain steadfast in our commitment to preventing youth use of ENDS, responsibly marketing to adult tobacco users 21-and-over, working with law abiding retailers and distributors, and complying with all federal and state laws and taxes applicable to the distribution of the BIDI® Stick, including, but not limited to, the Family Smoking Prevention and Tobacco Control Act, the Food, Drug and Cosmetic Act, and the Prevent All Cigarette Trafficking Act,” said Niraj Patel, Founder and Chief Executive Officer of Kaival Brands.”

Since inception, we, together with Bidi Vapor, have been built upon the foundations of industry-and-regulatory exceeding compliance standards. Over the past twelve months, together we have been preparing for a post-PMTA regulatory environment and have maintained our focus on providing an industry-leading premium vape experience along with establishing industry-best youth access prevention programs and protocols.”

PMTA Review Process Updates and Commentary

We believe that due to increased pressure from, among others, tobacco control and public health groups, members of Congress, academic institutions, family advocacy organizations and attorneys general, FDA has used the September 9, 2021 PMTA deadline to effectively “ban” flavored ENDS by denying nearly all pending PMTAs for such products. As of September 10, 2021, the FDA announced that it has taken action on over 93% of applications and issued Marketing Denial Orders (“MDOs”) for more than 992,000 flavored ENDS products, while issuing zero marketing authorizations. Unfortunately, despite submitting a comprehensive PMTA and continuing to develop robust and reliable product-specific scientific evidence demonstrating the public health benefit of its flavored ENDS products, Bidi Vapor, along with nearly every other company in the ENDS industry, received an MDO for its non-tobacco flavored BIDI® Sticks, including its Arctic (menthol) BIDI® Stick, which the FDA mischaracterized as “flavored.” However, because its Arctic BIDI® Stick is menthol, Bidi Vapor believes that this menthol BIDI® Stick is not subject to the MDO. This position is aligned with the FDA’s public statements and press releases stating that tobacco and menthol ENDS are not deemed flavored products subject to the MDOs. Accordingly, along with the Classic (tobacco) BIDI® Stick, Bidi intends to continue to manufacture and market its Arctic (menthol) BIDI® Stick for distribution by us.

Historically, substantially all of our revenues were derived from sales of flavored BIDI® Sticks, including the Arctic (menthol) BIDI® Stick, sales of which constituted approximately 15.2% and 18.5%, respectively, of our total sales of BIDI® Sticks for the three and nine months ended July 31, 2021. Generally, substantially all of the ENDS industry revenue is derived from the sales of flavored products.

Following the issuance of the MDOs, nearly all manufacturers, not only Bidi Vapor, will be limited to manufacturing and selling only tobacco and menthol ENDS products. Accordingly, we believe that consumers are likely to modify their purchases to shift to products that are available, and thus that a substantial amount of our revenue that had previously been generated from sales of flavored BIDI® Sticks (other than Arctic) may be replaced through sales of the Classic (tobacco) and Arctic (menthol) BIDI® Sticks, given that consumers will only be able to purchase, on a legal basis, non-flavored ENDS products. Accordingly, we believe revenues for tobacco and menthol ENDS products will restore some or all of the revenue we derived from the sale of flavored products. Moreover, based on sales and consumer data, we believe that our consumers are loyal to the Bidi Vapor brand and BIDI® Sticks and that they thus are likely to continue to purchase our Classic (tobacco) and Arctic (menthol) BIDI® Sticks in lieu of the flavored BIDI® Sticks they may have bought in the past.

If the FDA disagrees with Bidi Vapor’s position, issues a warning letter, or takes other action against Bidi Vapor resulting in us not being able to distribute the menthol (Arctic) BIDI® Stick in the United States, or consumers do not purchase the tobacco (Classic) or menthol (Arctic) BIDI® Sticks, our revenues and, thereby our financial results and condition, would be materially adversely affected. Our financial results and condition will also be significantly impacted by our ability to continue to sell the Arctic (menthol) BIDI® Stick and the degree to which sales of the Classic (tobacco) and Arctic (menthol) BIDI® Sticks replace sales of flavored products that are now prohibited.

Despite this setback, Bidi Vapor informed us that it is not wavering in its commitment to demonstrating that all its BIDI® Stick products are appropriate for the protection of the public health and proving to the FDA that these products should remain on the market as an alternative for adult cigarette smokers. In this regard, Bidi Vapor is appealing the MDO and plans on continuing to complete multiple ongoing studies, including a clinical pharmacokinetic, or PK, study, and several actual use and perception and intention studies to support its PMTA. Preliminary results from these studies indicate that, compared to tobacco-flavored ENDS, the flavored BIDI® Sticks do indeed provide an added benefit for adult cigarette smokers while outweighing any risks to youth posed by flavored ENDS, particularly when considering Bidi Vapor’s stringent youth access prevention measures.

As has become clear, the PMTA decision process will result in the elimination of the vast majority of all ENDS products from the marketplace, as these applications did not include the product specific scientific evidence needed to justify marketing authorization, which Bidi Vapor is developing.

Despite this MDO, Bidi Vapor is not wavering in its commitment to demonstrating that all its BIDI® Stick products are appropriate for the protection of the public health and proving to FDA that these products should remain on the market as an alternative for adult cigarette smokers.

Ultimately, we continue to believe that Bidi has the potential to be one of only a handful of companies that will not only survive but rise above the demanding scrutiny of the new regulatory world, while continuing to deliver a premium and preferred vape experience, as evidenced by the BIDI® Sticks continued leading market share in the disposable ENDS category, as confirmed by Nielsen data ending June 29, 2021.

“The BIDI® Stick has become a preferred product for adult consumers not because of our flavors, but because of our patented delivery system, which delivers a consistent and smooth experience. Going forward, U.S. consumers will only have the option of purchasing tobacco or menthol ENDS products and, moreover, will only be able to choose from products manufactured by a limited amount of PMTA approved brands. We believe in the continued growth of the U.S. vape market, and now that 93% of the market has been eliminated, we expect Bidi Vapor’s market share to, at a minimum, reach pre-PMTA levels,” notes Mr. Patel.

As noted in previous announcements, the BIDI® Stick has received marketing and distribution approval in 11 European markets, including the United Kingdom. We do not expect these countries to follow the FDA and ban flavors; as such, Bidi Vapor and we will now expedite the planned product launches into foreign markets starting with the United Kingdom. We anticipate announcing soon a significant hire who will run and manage the European business on the ground.

“In six weeks, our new fiscal year begins. We look forward to our second full year as an operating company and while fiscal 2021 proved challenging, we are proud of our efforts in navigating COVID-19, the PMTA process, bolstering our internal infrastructure and setting the stage for our international growth strategy,” notes Mr. Patel.

Mr. Patel, the Company’s President and Chief Executive Officer, owns and controls Bidi Vapor. As a result, Bidi Vapor and the Company are considered under common control and Bidi Vapor is considered a related party.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. The Company’s premiere device, the BIDI® Stick, is a premium product made with medical-grade components, a UL-certified battery, and technology designed to deliver a consistent vaping experience for adults 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to our mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com

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ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands is the exclusive global distributor of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands Innovations Group, Inc., at www.ir.kaivalbrands.com

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the timing and results of the FDA’s PMTA process; the scope of future FDA enforcement of regulations in the ENDS industry; our ability to continue to sell the Arctic (menthol) BIDI® Stick and the degree to which sales of the Classic (tobacco) and Arctic (menthol) BIDI® Sticks replace sales of flavored products that are now prohibited; the FDA’s approach to the regulation of synthetic nicotine and its impact on our business; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; significant changes in our relationships with our distributors or sub-distributors; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor & Public Relations:

Inflection Partners, LLC

New York | Philadelphia | New Orleans

www.inflectionpartnersllc.com

Office: (504) 381-4603

investors@kaivalbrands.com

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